Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

THIRD QUARTER 2010 RESULTS

HORSHAM, PA, November 15, 2010 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that for the quarter ended September 30, 2010, it reported revenues of $370.5 million, a net loss attributable to NCO of $33.5 million, and Adjusted EBITDA of $33.3 million. The Adjusted EBITDA excludes the impact of $7.4 million of restructuring charges and a $7.1 million non-cash allowance for impairment of purchased accounts receivable portfolios. This compares to revenues of $373.7 million, a net loss attributable to NCO of $24.6 million, and Adjusted EBITDA of $49.3 million for the quarter ended September 30, 2009. The Adjusted EBITDA for 2009 excludes $1.5 million of restructuring charges and a non-cash allowance for impairment of $13.8 million.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the third quarter of 2010, the ARM and CRM divisions operated below their respective revenue and profitability targets, primarily as a result of reduced volumes. The PM division operated below its revenue and profitability targets due to lower than expected collection results on certain portfolios.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, “As the third quarter unfolded we did not realize some anticipated volume increases as several clients experienced lower than expected consumer interactions. While these volume deviations continue to pressure our revenue and profitability in the short term, we are very pleased that we are beginning to see increased stability in our collection liquidation rates and growth in new business opportunities. While these positive developments do not change our current focus on operational efficiency, they do provide a basis for our current expectation of stability in 2011 and growth in 2012 and beyond.”

The Company also announced that it will host an investor conference call on Tuesday, November 16, 2010, at 11:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (866) 388-2676 (domestic callers) or (706) 679-3487 (international callers) and providing the pass code 18246605. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 18246605.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to expected operating results, statements as to fluctuations in annual and quarterly operating results, statements as to the impact from economic conditions, statements as to future opportunities, statements as to operating efficiencies, statements about expected opportunities in our markets, statements as to trends, statements as to regulatory changes, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, its ability to service such debt and comply with debt covenants, risks of future impairment charges to our goodwill, intangible assets and purchased accounts receivable, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks related to the possible loss of key clients or loss of significant volumes from key clients, risks related to regulatory changes and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues:
Services	$292,049	$346,560	$921,963	$1,067,007
Portfolio (1)	4,271	(278)	32,195	42,588
Reimbursable costs and fees	74,227	27,388	215,626	44,823
Total revenues	370,547	373,670	1,169,784	1,154,418

Operating costs and expenses:
Payroll and related expenses	166,886	188,631	528,805	592,318
Selling, general and admin. expenses	104,637	128,779	329,423	391,178
Reimbursable costs and fees	74,227	27,388	215,626	44,823
Depreciation and amortization expense	27,280	29,251	82,367	90,952
Restructuring charges	7,445	1,466	13,828	3,246
	380,475	375,515	1,170,049	1,122,517
(Loss) income from operations	(9,928)	(1,845)	(265)	31,901

Other income (expense):
Interest expense, net	(22,902)	(26,735)	(68,386)	(75,583)
Other income (expense), net	1,156	3,925	2,225	7,087
	(21,746)	(22,810)	(66,161)	(68,496)
Loss before income taxes	(31,674)	(24,655)	(66,426)	(36,595)

Income tax expense (benefit)	2,126	2,628	7,031	(1,056)

Net loss	(33,800)	(27,283)	(73,457)	(35,539)

Less: Net (loss) income attributable to noncontrolling interests	(273)	(2,679)	864	(3,610)

Net loss attributable to NCO Group, Inc.	$(33,527)	$(24,604)	$(74,321)	$(31,929)

Selected Cash Flow Information:

	For the Nine Months Ended
	September 30,
	2010	2009
Net cash provided by operating activities	$49,860	$93,937
Purchases of accounts receivable	10,890	47,935
Purchases of property and equipment	18,376	26,279
Net repayment of senior debt	57,541	66,541

Selected Balance Sheet Information:

	As of	As of
	September 30,	December 31,
	2010	2009

Cash and cash equivalents	$31,610	$39,221
Working capital	85,433	86,708
Long-term debt	882,362	951,530

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended September 30, 2010
				Intercompany
	ARM	CRM	PM	Eliminations	Consolidated

Revenues (1)	$310,935	$65,511	$3,357	$(9,256)	$370,547

Operating costs and expenses:
Payroll and related expenses	116,201	49,914	771	—	166,886
Selling, general and admin. expenses	89,831	13,961	9,587	(8,742)	104,637
Reimbursable costs and fees	74,741	—	—	(514)	74,227
Depreciation and amortization expense	16,373	10,254	653	—	27,280
Restructuring charges	5,707	1,738	—	—	7,445
Total operating costs and expenses	302,853	75,867	11,011	(9,256)	380,475

Income (loss) from operations	$8,082	$(10,356)	$(7,654)	$—	$(9,928)

	For the Three Months Ended September 30, 2009
				Intercompany
	ARM	CRM	PM	Eliminations	Consolidated

Revenues (1)	$307,468	$79,275	$2,310	$(15,383)	$373,670

Operating costs and expenses:
Payroll and related expenses	133,066	56,513	776	(1,724)	188,631
Selling, general and admin. expenses	111,858	15,624	14,343	(13,046)	128,779
Reimbursable costs and fees	28,001	—	—	(613)	27,388
Depreciation and amortization expense	16,919	11,032	1,300	—	29,251
Restructuring charges	1,134	197	135	—	1,466
Total operating costs and expenses	290,978	83,366	16,554	(15,383)	375,515

Income (loss) from operations	$16,490	$(4,091)	$(14,244)	$—	$(1,845)

NCO GROUP, INC.

Unaudited EBITDA(2)

(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net loss attributable to NCO Group, Inc.	$(33,527)	$(24,604)	$(74,321)	$(31,929)
Income tax expense (benefit)	2,126	2,628	7,031	(1,056)
Interest expense, net	22,902	26,735	68,386	75,583
Depreciation and amortization expense	27,280	29,251	82,367	90,952

EBITDA(2)	18,781	34,010	83,463	133,550

Addbacks:
Restructuring charges	7,445	1,466	13,828	3,246
Non-cash impairment	7,081	13,784	7,220	15,125

Adjusted EBITDA(2)	$33,307	$49,260	$104,511	$151,921

(1)

Includes $7.1 million and $13.8 million of non-cash impairments of purchased accounts receivable for the three months ended September 30, 2010 and 2009, respectively, and $7.2 million and $15.1 million of non-cash impairments for the nine months ended September 30, 2010 and 2009, respectively.

(2)

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and Adjusted EBITDA are presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flows in conformity with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures of other companies.